Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274480 on Form S-8 of our report dated February 27, 2024, relating to the financial statements of TKO Group Holdings, Inc.  appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche, LLP

New York,  NY

February 27, 2024